EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in the Registration Statement of HealthLynked Corp. on Form S-3 (File No. 333-255371), Form S-8 (File no. 333-218175) and Form S-8 (File no. 333-260225) of our report dated March 31, 2022 with respect to the consolidated financial statements of HealthLynked Corp. as of December 31, 2021 and 2020 included in this Amendment No. 1 to Annual Report on Form 10-K.

/s/ RBSM LLP

New York, NY

June 3, 2022